Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

AMPAL-AMERICAN ISRAEL CORPORATION TO OFFER NOTES TO ISRAELI INSTITUTIONAL INVESTORS IN A PRIVATE PLACEMENT

Tel Aviv, Israel – November 5, 2006 – Ampal-American Israel Corporation – (NASDAQ: AMPL) announced today that it intends to commence a private placement debt offering to institutional investors in Israel.

Ampal intends to sell, subject to market and other customary conditions, unsecured notes in the principal amount of NIS 150,000,000 (approximately $35,000,000) with an interest rate, linked to the Israeli consumer price index, to be determined. The notes shall rank pari passu with the unsecured indebtedness of Ampal. The net proceeds of the proposed debt offering shall be used for general corporate purposes, investments or acquisitions, as Ampal shall determine from time to time. The proposed debt offering received a rating of A3 from Midroog, an affiliate of Moody’s Investors Service. There is no assurance that the proposed offering of notes will be completed or the final terms thereof.

Ampal intends to register the notes in the Tel Aviv Stock Exchange and expand the debt offering to the public in Israel in the future, subject to market conditions and to the publishing of a final prospectus approved by the Israeli Securities Authority as well as the approval of the Tel Aviv Stock Exchange for the listing of the notes.

The proposed debt offering will only be made to certain non-U.S. institutional investors in accordance with Regulation S under the U.S. Securities Act of 1933, as amended. The notes have not been and will not be registered under the U.S. securities laws, or any state securities laws, and may not be offered or sold in the United States or to United States persons without registration unless an exemption from such registration is available. This notice does not constitute an offer to sell the notes, nor a solicitation for an offer to purchase the notes. Further, this press release shall not constitute any offer, solicitation or sale of any of the notes in any jurisdiction in which such offering sold would be unlawful.

About Ampal

Ampal and its subsidiaries primarily acquire interests in businesses located in the State of Israel or that are Israel-related. Ampal has diversified interests in the following sectors: Energy, Real Estate and others. For more information about Ampal please visit our web site at www.ampal.com.

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and similar expressions as they relate to Ampal or Ampal’s management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal’s portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.